Exhibit 1.1

August 4, 2003

California Water Service Group
(a Delaware corporation)

Debt Securities, Preferred Stock
and Common Stock

Underwriting Agreement

1.               Introductory.  California Water Service Group, a Delaware corporation (“Company”), proposes to issue and sell from time to time certain of its unsecured debt securities, preferred stock and common stock (“Common Stock”) registered under the registration statement referred to in Section 2(a) (“Registered Securities”).  The Registered Securities constituting debt securities will be issued under an indenture to be entered into (“Indenture”) between the Company and U.S. Bank National Association, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms.  The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms.  Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities.”  The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2.               Representations and Warranties of the Company.  The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(a)                                  A registration statement on Form S-3 (No. 333-103721), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective.  Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or preferred stock) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.”  No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b)                                 On the effective date of the registration statement relating to the Registered Securities (or, if later, at the time of the Company’s filing of an annual report pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission thereunder (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act (if the Offered Securities are debt securities) and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c)                                  Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Exchange Act, together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act, instructions, rules and regulations.

(d)                                 The accountants who have certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

(e)                                  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

(f)                                    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(g)                                 Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the capital stock of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(h)                                 If the Offered Securities are debt securities: the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)                                     If the Offered Securities are preferred stock:  the Company has an authorized capitalization as set forth in the Prospectus; the Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(j)                                     If the Offered Securities are Common Stock: the Company has an authorized capitalization as set forth in the Prospectus; the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.

(k)                                  If the Offered Securities are convertible: when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, such Offered Securities will be convertible into Common Stock of the Company in accordance with their terms (if the Offered Securities are preferred stock); the shares of Common Stock initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

(l)                                     If the Offered Securities are Common Stock or are convertible into Common Stock: except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(m)                               If the Offered Securities are Common Stock or are convertible into Common Stock: there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(n)                                 The statements set forth in the Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Rights Agreement,” “Plan of Distribution” and “Underwriting,” insofar as they purport to constitute a summary of the terms of the Offered Securities, or to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(o)                                 If the Offered Securities are Common Stock or are convertible into Common Stock, the outstanding shares of Common Stock are listed on the New York Stock Exchange (the “Stock Exchange”).  If the Offered Securities are debt securities or preferred stock, they have been approved for listing on the stock exchange indicated in the Terms Agreement, if any, subject to notice of issuance.

(p)                                 No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company or the use of proceeds therefrom, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws.

(q)                                 The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(r)                                    The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(s)                                  Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(t)                                    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound.

(u)                                 Immediately after any sale of Offered Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of the Offered Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any securities of the Company that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.

(v)                                 The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).  Neither the Company nor any subsidiary of the Company is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except for such defaults or violation that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and delivery of the Offered Securities, and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action.

(w)                               The Company has not taken, and will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any securities of the Company in connection with the offering of the Offered Securities.

(x)                                   The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(y)                                 The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(z)                                   Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)                            No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(bb)                          The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(cc)                            Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and except as disclosed in the Prospectus the Company is not aware of any pending investigation which might lead to such a claim.

(dd)                          Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture (if the Offered Securities are debt securities), or the Terms Agreement (including the provisions of this Agreement), or which are otherwise material in the context of the sale of the Offered Securities, and except as disclosed in the Prospectus no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(ee)                            The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise described therein); any schedules included in the Registration Statement present fairly the information required to be stated therein; the summary or selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the Company has no material contingent obligation which is not disclosed in the Prospectus; and if pro forma financial statements are included in the Registration Statement and Prospectus: the assumptions used in preparing the pro forma financial statements included in the Registration

Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(ff)                                Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the consolidated capital stock of the Company (except for issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to the Company’s dividend reinvestment plan) or any change in the consolidated debt of the Company or any of its subsidiaries or any decrease in consolidated net current assets or net assets, except for changes in the ordinary course of business, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, and there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(gg)                          The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(hh)                          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(ii)                                  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(jj)                                  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.               Purchase and Offering of Offered Securities.  The obligation of the Underwriters to purchase the Offered Securities will be evidenced by a supplement or term sheet (“Terms Agreement”) at the time the Company determines to sell the Offered Securities.  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or preferred stock) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), any redemption provisions and any sinking fund requirements.  The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.  For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The obligations of the Underwriters to purchase the Offered Securities will be several and not joint.  It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

If the Offered Securities are preferred stock or Common Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, and if the Offered Securities are debt securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Lead Underwriter requests.

If the Offered Securities are debt securities and the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the

Prospectus.  Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

4.               Certain Agreements of the Company.  The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a)                                  The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

(b)                                 The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d)                                 As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e)                                  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                    The Company will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities or preferred stock) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g)                                 During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

(h)                                 The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and (if the Offered Securities are debt securities or preferred stock) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock), for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

(i)                                     The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)                                     The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(k)                                  If the Offered Securities are debt securities or preferred stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of preferred stock issued or guaranteed by the Company (if the Offered Securities are preferred stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement.

(l)                                     If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under “Blackout” in the Terms Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, grants of employee stock options or Common Stock pursuant to the terms of a plan in effect on the date of the Terms Agreement, issuances of Common Stock pursuant to the exercise of such options or grants of Common Stock under such plans, or issuances of Common Stock pursuant to the Company’s dividend reinvestment plan.  The Terms Agreement with respect to any particular Offered Securities may also require a similar agreement from the Company’s executive officers and directors.

(m)                               If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will use its best efforts to list, subject to notice of issuance, the Common Stock on the New York Stock Exchange.

5.               Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i)                                     in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)                                  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

(iii)                               on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)                              the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

(B)                                if any unaudited “capsule” information is contained in the Prospectus, the unaudited consolidated operating revenues, net operating income, net income and earnings per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C)                                at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the

Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(D)                               for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated operating revenues, net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income or (if the Offered Securities are debt securities) in the ratio of earnings to fixed charges (if the Offered Securities are preferred stock) in the ratio of earnings to fixed charges and preferred stock dividends combined;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv)                              they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b)                                 The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)                                  Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the

Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or the State of New York authorities or any disruption in securities settlement systems in the United States; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)                                 The Representatives shall have received an opinion, dated the Closing Date, of Bingham McCutchen LLP, counsel for the Company, to the effect that:

(i)                                     The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in California;

(ii)                                  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, California Water Service Company has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of California Water Service Company has been duly authorized and validly issued and is fully paid and nonassessable; and all of the capital stock of each subsidiary is owned of record by the Company, directly or through subsidiaries;

(iii)                               If the Offered Securities are debt securities: the Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Offered Securities conform to the description thereof contained in the Prospectus;

(iv)                              If the Offered Securities are preferred stock: the Offered Securities have been duly authorized; the Offered Securities have been validly issued and are fully paid and nonassessable; and the Offered Securities conform to the description thereof contained in the Prospectus; all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(v)                                 If the Offered Securities are Common Stock: the Offered Securities and all other outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are, or, with respect to the Offered Securities, upon receipt of payment in accordance with the Transaction Documents, will be, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities under Delaware General Corporation Law, the Company’s Governing Documents or any other document filed as an exhibit to the Company’s most recent Form 10-K or Form 10-Q filed with the Commission;

(vi)                              If the Offered Securities are Common Stock or are convertible into Common Stock: there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(vii)                           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company and the use of proceeds thereof as specified in the Prospectus, except such as have been obtained and made under the Act and, if the Offered Securities are debt securities, the Trust Indenture Act and such as may be required under state securities laws;

(viii)                        The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(ix)                                The execution, delivery and performance of the Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement), the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or preferred stock, compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument listed as a material contract in the exhibits to the Company’s most recent Form 10-K or Form 10-Q filed with the Commission and to which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

(x)                                   The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement as of its effective date and the Prospectus as of its date (in each case other than financial statements, the notes thereto and the related schedules and accounting information and other financial and statistical data included in such Registration Statement or Prospectus), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that the Registration Statement as of its effective date and the Prospectus as of its date (in each case other than financial statements, the notes thereto and the related schedules and accounting information and other financial and statistical data included in such Registration Statement or Prospectus), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made with respect to the Prospectus, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required to be described in the Registration Statement or Prospectus which are not described and filed as required; each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Exchange Act, together with the applicable instructions, rules and regulations of the Commission thereunder (in each case other than financial statements, the notes thereto and the related schedules and accounting information and other financial and statistical data included in such Registration Statement or Prospectus);

(xi)                                Based upon the knowledge of such counsel of the assets and activities of the Company, the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the 1940 Act; and

(xii)                             The statements under the captions “Description of the Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Rights Agreement,” “Plan of Distribution” and “Underwriting” in the Prospectus, insofar as such statements constitute a summary of legal and regulatory matters, documents or instruments referred to therein, are accurate descriptions of the matters summarized therein in all material respects and fairly present the information called for with respect to such legal matters, documents and instruments.

(e)                                  The Representatives shall have received from Chapman and Cutler LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                    The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

(g)                                 The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(h)                                 If the Offered Securities are Common Stock or are convertible into Common Stock, the Common Stock (or the shares of Common Stock issuable upon conversion of the Offered Securities) shall have been duly listed on the New York Stock Exchange.

(i)                                     The satisfaction of any additional conditions specified in a Terms Agreement.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as otherwise provided herein.  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6.               Indemnification and Contribution.  (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; provided further, that this indemnity shall not inure to the benefit of any person otherwise indemnified in this Section 6 if a copy of the Prospectus, as the same may then be amended or supplemented, has been provided to any of the Underwriters by or on behalf of the Company and shall not have been sent or given by such Underwriter or on behalf of such Underwriter to any person claiming such losses, claims, damages or liabilities and the untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Prospectus as supplemented or amended.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless it has been materially prejudiced thereby.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7.               Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9.               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at California Water Service Group, 1720 North First Street, San Jose, CA 95112, Attention:  Chief Financial Officer.

10.         Successors.  The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11.         Representation of Underwriters.  Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

12.         Counterparts.  This Agreement and the Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.         Applicable Law.  This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

Very truly yours,

California Water Service Group

		By	/s/Richard D. Nye
			Name:	Richard D. Nye
			Title:	Vice President, Chief Financial Officer and Treasurer

Confirmed and Accepted, as of the date first above written:

Edwards D. Jones & Co., L.P.

By	/s/James A. Krekeler
Name: James A. Krekeler
Title: Principal

A.G. Edwards & Sons, Inc.

By	/s/Michael L. Essex
Name: Michael L. Essex
Title: Head of Syndicate

Stifel, Nicolaus & Company, Incorporated

By	/s/Edward P. Russell
Name: Edward P. Russell
Title: Vice President